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                                                                    Exhibit 23.1

                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Meridian Data, Inc. 1987 Meridian Data Incentive Stock Option Plan, 1988 Incentive Stock Plan, 1995 Director Option Plan and 1997 Incentive Stock Plan of Quantum Corporation of our report dated April 26,
1999, with respect to the consolidated financial statements and schedule of Quantum Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Palo Alto, California
October 13, 1999